UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Digital Brands Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2026, Digital Brands Group, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Agreement”) with Aegis Capital Corp., as sales agent (the “Sales Agent”), under which the Company may issue and sell through the Sales Agent, from time to time, shares of its common stock, par value $0.0001 per share (the “Common Stock” and such offered shares of Common Stock, the “Shares”), having an aggregate offering price of up to $100,000,000 (the “Offering”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-291361) filed with the U.S, Securities and Exchange Commission (the “SEC”) on November 7, 2025 and declared effective by the SEC on November 26, 2025. The Company filed a prospectus supplement with the SEC on April 15, 2026 in connection with the Offering. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell the Common Stock in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of the Common Stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of the Company’s outstanding common stock held by non-affiliates remains below $75,000,000.

Sales of the Shares by the Sales Agent pursuant to the Agreement, if any, will be made by any method that is deemed to be an “at-the-market-offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Agreement, the Sales Agent is not required to sell any specific amount of Shares but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares in the Offering. The Company will pay to Sales Agent, in cash, upon each sale of Shares pursuant to the Agreement, an amount equal to two percent (2.0%) of the gross proceeds from each sale of Shares.

The Agreement contains customary representations, warranties and agreements by the Company and the Sales Agent, indemnification rights and obligations of the Company and the Sales Agent, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the opinion of Lucosky Brookman LLP regarding the validity of the Shares that may be issued and sold in the Offering is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At-The-Market Issuance Sales Agreement, dated as of April 15, 2026, between Digital Brands Group, Inc. and Aegis Capital Corp.
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: April 21, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer